Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion by reference in this Registration Statement of iPower, Inc. (f/k/a BZRTH, Inc.) and Subsidiaries (collectively, the “Company”) on Form S-8 of our report dated September 28, 2021, with respect to our audits of the Company’s consolidated financial statements as of and for the years ended June 30, 2021 and 2020, which is incorporated by reference in this Registration Statement on Form S-8. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

November 16, 2021